Exhibit 10.1

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Fourth Amendment”), dated as of July 30, 2015 (the “Effective Date”), is made and entered into by and between SYCAMORE NETWORKS, INC. (the “Seller”) and PRINCETON TYNGSBORO COMMONS LLC (the “Buyer”).

R E C I T A L S

A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 10, 2014 (the “Original Purchase Agreement”), as amended by (i) that certain First Amendment to Purchase and Sale Agreement dated as of February 24, 2015 (the “First Amendment”), (ii) that certain Second Amendment to Purchase and Sale Agreement dated March 27, 2015 (the “Second Amendment”), and (iii) that certain Third Amendment to Purchase and Sale Agreement dated March 30, 2015 (the “Third Amendment”); (the Original Purchase Agreement, the First Amendment, the Second Amendment and the Third Amendment, together, the “Purchase Agreement”) wherein the Buyer has agreed to purchase and Seller has agreed to sell that certain property consisting of 102.3 acres, more or less, located off Westford Road, Tyngsborough, Massachusetts (the “Premises”) as more particularly described in the Purchase Agreement, an ANR Plan entitled. “Plan of Land in Tyngsboro, MA #50 Westford Road, Prepared for Princeton Tyngsboro LLC dated February 14, 2015”, endorsed by the Tyngsboro Planning Board on March 19, 2015, as well as the Supplemental Escrow Agreement dated October 14, 2014 regarding the Escrow Agent’s duties regarding deposits.

B. The time of the performance and delivery of the Deed for the transaction contemplated by the Purchase Agreement, as affected by that certain letter dated December 31, 2014 from the Buyer to the Seller, the First Amendment, the Second Amendment and the Third Amendment, is presently scheduled to take place on the earlier of (a) July 31, 2015 or (b) the thirtieth (30th) day following the date upon which the Buyer is able to obtain from its title insurance company a commitment to issue an owner’s policy of title insurance without the Abutter Dispute (as defined in the Third Amendment) lis pendens or any future title encumbrance as a Schedule B exception to title coverage or listing the same with appropriate affirmative coverage for the same with an endorsement thereto insuring access for all the Premises over (i) Potash Hill Road, or (ii) another proposed roadway providing vehicular and pedestrian access in a similar manner to that proposed off of Potash Hill Road as shown on the Site Plans dated November 16, 2011, March 17, 2015 and March 26, 2015 approved by or pending before an appropriate governmental authority (the “Current Closing Date”).

C. As of the Effective Date, the Abutter Dispute remains an active case pending with the courts of the Commonwealth of Massachusetts.

D. Seller and Buyer wish to extend the time of performance of the transaction contemplated by the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Seller and Buyer hereby agree as follows:

1.	Extended Time of Performance.

The time of performance and delivery of the Deed for the transaction contemplated by the Purchase Agreement is hereby extended from the Current Closing Date to September 15, 2015 (the “Extended Closing Date”). Notwithstanding the foregoing, in the event the Abutter Dispute (as defined) is then an active case then pending with the courts of the Commonwealth of Massachusetts, the parties shall cooperate in good faith to consider an additional extension of the Current Closing Date, which extension shall not be unreasonably refused.

2. Ratification. Except as amended by this Fourth Amendment, all other terms, conditions, covenants and provisions as appear in the Purchase Agreement and the Supplemental Escrow Agreement are hereby ratified and confirmed and shall remain unchanged.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed under seal as of the date first written above.

SELLER:

SYCAMORE NETWORKS, INC.

BY:	/s/ David Guerrera
TITLE:	President and General Counsel

BUYER:

PRINCETON TYNGSBOROUGH COMMONS LLC

BY: Princeton MGR Inc., its Manager

BY:	/s/ Terry Flahive
TITLE:	Vice President
As duly authorized and not individually